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Ginger Simpson Workstream, Inc. Ginger Simpson 1-407-475-5500 X794 ginger.simpson@workstreaminc.com

Workstream Appoints Deepak Gupta as President

Seasoned Software Executive to Focus on Accelerating Revenue Growth and Profitability

Maitland, FL - December 4, 2006 - Workstream Inc. (TM) (NASDAQ: WSTM), a leading provider of On-Demand Enterprise Workforce Management software, today announced the appointment of Deepak Gupta to the newly created position of President. In this position, Mr. Gupta will be responsible for driving organic growth to take Workstream to the next stage of its growth. Mr. Gupta will report directly to Michael Mullarkey, Chairman and CEO of Workstream. In this role, Mr. Gupta is responsible for sales, marketing, R&D, operations, professional services and HR functions.

“Our goal was to find the absolute best leader and partner to further accelerate the market penetration of Workstream’s solutions." said Michael Mullarkey, CEO and Chairman at Workstream. "Deepak and I share a similar vision, leadership style, and growth expectations for the business which include exceeding our customers’ expectations, attracting and retaining the industry’s best talent and focusing on operational excellence,” said Mullarkey. “Deepak was an early pioneer in delivering applications using the Software as a Service model and has been involved in the hosted software solutions since 1998 and I am confident in his ability to lead this company to the next level of success,” stated Mullarkey.

Before joining Workstream, Mr. Gupta was the President and CEO of iSpheres, a venture-backed software vendor in the real-time intelligence space. Mr. Gupta’s leadership at iSpheres led to its technology being acquired by a Fortune 500 company. Prior to iSpheres, Mr. Gupta was the Senior Vice President, General Manager and founder of the PeopleSoft’s OnDemand business and reported directly to Craig Conway, President and CEO of PeopleSoft. Under Gupta’s leadership, this business grew from inception to the fourth largest hosting provider in North America within 24 months. Mr. Gupta was responsible for all aspects of this business including sales, marketing, business development, operations and customer support, and finance. Before PeopleSoft, Mr. Gupta was the Chief Architect of Oracle’s Hosting business as well as the Global Leader for Oracle Services’ Middleware line of business.

“Under Michael’s leadership, Workstream has positioned itself as an emerging leader in the On-Demand Workforce Management Software industry with over 400 Fortune-class customers,” said Mr. Gupta. “Michael and the employees at Workstream have built an excellent including best-in-class and highly scalable products, a world-class infrastructure, highly satisfied customers, talented people, and an innovation driven culture are all hallmarks of this company, said Gupta. “I am very excited to partner with Michael to lead this company to the next level of revenue growth and profitability.”

Mr. Gupta was identified by Paul Gomory of GA Partners, a boutique retained executive search firm with an outstanding twenty-year record of recruiting C-level executives to growing technology companies and emerging public firms. The company thanks Mr. Gomory for all his efforts.

About Workstream, Inc.

Workstream provides On-Demand Enterprise Workforce Management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Employee Development, Knowledge Management and Transition. Access to the Workstream TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services over 400 customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.